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                        SECURITIES & EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  November 30, 1999

                             -----------------------

                             Southern Union Company
             (Exact name of registrant as specified in its charter)
                             ----------------------

            Delaware                      1-6407                75-0571592

(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)

         504 Lavaca Street, Eighth Floor                          78701
                  Austin, Texas                                 (Zip Code)
    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 477-5852

      =====================================================================

Item 5. Other  Events

     On November 30, 1999, Southern Union Company, a Delaware corporation ("Southern Union"), SUG Acquisition Corporation, a Rhode Island corporation and a wholly-owned subsidiary of Southern Union ("Merger Sub"), and Valley Resources, Inc., a Rhode Island corporation ("Valley Resources"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub with Valley Resources, Inc., and Valley Resources, Inc. into Southern Union. The trans-action is valued at approximately $160 million, including the assumption of debt. Under the terms of the agreement, Valley Resources, Inc., share-holders will receive $25.00 cash for each of the approximately 4.98 million
outstanding shares of Valley Resources, Inc. common stock.   A copy of the
Merger Agreement is attached hereto as Exhibit 2 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statement and Exhibits.

(c) Exhibits.

     2 Agreement and Plan of Merger among Southern Union Company, SUG Acquisition Corporation and Valley Resources, Inc., dated as of November 30, 1999.

     99 Joint Press Release of Valley Resources and Southern Union, dated December 1, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       SOUTHERN UNION COMPANY



Dated:   December 6, 1999              By: RONALD J. ENDRES
       --------------------                ----------------
                                           Ronald J. Endres
                                           Executive Vice President and
                                           Chief Financial Officer


Dated:   December 6, 1999              By: DAVID J. KVAPIL
       --------------------                ---------------
                                           David J. Kvapil
                                           Senior Vice President and
                                           Corporate Controller
                                           (Principal Accounting Officer)